Exhibit 32

SECTION 1350 CERTIFICATIONS OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

               In connection with the Report of Net2Phone, Inc. (the "Company") on Form 10-K for the fiscal year ended July 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Liore Alroy, the Chief Executive Officer, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 12, 2005

               /s/ Liore Alroy
               Liore Alroy
               Chief Executive Officer

               In connection with the Report, I, Arthur Dubroff, the Chief Financial Officer, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 12, 2005

               /s/ Arthur Dubroff
               Arthur Dubroff
               Chief Financial Officer